Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
•	(Form S-8 No. 33-63822) pertaining to the 1993 Stock Option Plan,
•	(Form S-8 Nos. 33-83840 and 333-86253) pertaining to the 1993 Stock Option Plan,
•	(Form S-8 Nos. 333-51297, 333-69643 and 333-44678) pertaining to the Non-Employee Director’s Stock Option Program,
•	(Form S-8 No. 333-83778) pertaining to the Deferred Compensation Program,
•	(Form S-8 No. 333-88844) pertaining to the 2002 Omnibus Stock and Incentive Plan,
•	(Form S-8 No. 333-54082) pertaining to the Executive Officers’ Supplementary Stock Option Program,
•	(Form S-8 No. 333-60524) pertaining to the 1993 Employee Stock Purchase Plan,
•	(Form S-8 No. 333-69645) pertaining to the Non-Employee Director’s Stock Option Plan,
•	(Form S-8 No. 333-88052) pertaining to the 2002 Employee Stock Purchase Plan,
•	(Form S-8 No. 333-152546) pertaining to the 2002 Omnibus Stock and Incentive Plan;
of our reports dated March 24, 2010, with respect to the consolidated financial statements of Chico’s FAS, Inc. and the effectiveness of internal control over financial reporting of Chico’s FAS, Inc., included in this Annual Report (Form 10-K) for the year ended January 30, 2010.
/s/ Ernst & Young LLP
Certified Public Accountants
Tampa, Florida
March 24, 2010